Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 13, 1997, incorporated by reference in Barnett Banks, Inc.'s Form 10-K, for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.

                              ARTHUR ANDERSEN LLP

     Jacksonville, Florida
     April 2, 1997